POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints Arnon Rosenthal, Danielle Pasqualone, Grace Wong-Sarad, Cameron Hagen and Bowen Shi, and each of them, as the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to:

1.
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain EDGAR codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 13 Section 16(a) of the Securities Exchange Act of 1934 (the “Securities Act”) or any rule or regulation of the SEC;

2.
prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC, Alector, Inc. (the “Company”), and/or any national securities exchange on which the Company’s securities are listed any and all reports (including amendments thereto) the undersigned is required to file with the SEC, or which such Attorney-in-Fact shall in his or her discretion determine to be required or advisable pursuant to Section 13 or Section 16 of the Securities Act and the rules and regulations promulgated thereunder, or pursuant to Rule 144 under the Securities Act (“Rule 144”), or any successor laws and regulations, with respect to any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;

3.
do all acts necessary in order to file such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate;

4.
obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a)
This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)
Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

c)
Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney. The undersigned hereby agrees to indemnify the attorneys-in-fact and the Company from and against any demand, damage, loss, cost or expense arising from any false or misleading information provided by the undersigned to the attorneys-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an employee and/or director of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of June, 2025.

Signature: /s/ Neil Berkley

Print Name: Neil Berkley